Exhibit 10.2

RETENTION AGREEMENT

This RETENTION AGREEMENT (this “Agreement”) is made and entered into as of February     , 2011, by and between TECHNOLOGY RESEARCH CORPORATION, a Florida corporation (the “Company”), and                      (the “Executive”), and provides as follows:

RECITALS

WHEREAS, Executive must be free to make decisions in the best interest of the Company’s shareholders without being concerned about the immediate impact to Executive’s job security or compensation;

WHEREAS, the Company desires to offer Executive assurances that Executive will be paid severance compensation upon the occurrence of certain events in connection with a Change of Control as defined herein.

TERMS OF AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and undertakings of the parties as hereinafter set forth, the parties covenant and agree as follows:

1. Definitions. As used in this Agreement, the following terms shall be defined as set forth below:

“Base Salary” means the annualized, base salary payable to Executive by the Company as of any particular date, and excludes all other cash and non-cash compensation paid or payable to Executive.

“Board” means the Board of Directors of the Company.

“Cause” means a termination of Executive’s employment that is the result of (i) the Executive being charged with a felony, (ii) Executive’s disclosure of Confidential Information or breach of any restrictive covenants set forth in this Agreement or any Employment Agreement, (iii) Executive’s action that constitutes misconduct, insubordination, violation of Company policies, or compromised ethical behavior, or (iv) Executive’s action that constitutes willful neglect or willful failure to perform a duty to the Company that continues after notice from the Company.

“Change of Control” means the occurrence of any one of the following events after the date of this Agreement:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the

Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iv) the individuals who are members of the Incumbent Board cease for any reason to constitute at least fifty percent (50%) of the Board.

“Company’s customers” means all persons, firms, corporations and other entities that (i) use any of the Company’s products or (ii) within the six (6) months prior to the Triggering Event: (A) have leased or purchased goods or services from the Company, (B) have received proposals from the Company for the lease or purchase of the Company’s goods or services or (C) have been contacted by Executive for a possible sale or lease of the Company’s goods or services.

“Confidential Information” means confidential and trade secret information which the Company maintains and which is important to the operation and competitiveness of its business. This information includes, but is not limited to, information about the Company’s customers and customer lists, files containing accounting data, engineering data, inventions, processes, formulas, drawings, blueprints, costs, research, marketing information, production information, sales, sales plans and methods, supply sources, pricing, quotations, employee compensation and other confidential information, data banks and files, and computer aided design and drafting programs.

“Employment Agreement” means any employment agreement by and between the Executive and the Company that may be made and entered into after the date of this Agreement, including any amendments thereto (as Executive currently does not have an employment agreement with the Company).

“Incumbent Board” means the individuals who, as of the date of this Agreement, are members of the Board. If the election or nomination for election by the Company’s shareholders of any new director is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board.

“Triggering Event” means the occurrence of any one of the following events:

(i) the Company terminates Executive’s employment with the Company without “Cause” as such term is defined herein; or

(ii) Executive terminates his employment because the Company has materially reduced Executive’s Base Salary or the amount of bonus for which Executive is eligible from the levels in place at the time of the Change of Control; or

(iii) Executive terminates his employment because the Company has reduced Executive’s duties or authority so as to materially reduce Executive’s overall job responsibilities from the levels in place at the time of the Change of Control;

provided that, none of the events described in clauses (ii) and (iii) above shall constitute a Triggering Event unless and until the Executive first notifies the Company in writing describing the event(s) which constitute(s) the Triggering Event(s) within 90 days after the occurrence of such event(s) and the Company fails to cure such event(s) within 30 days after the Company’s receipt of such written notice.

2. Severance Compensation.

(a) If a Triggering Event occurs within twelve (12) months following a Change of Control, the Company shall pay to Executive each of the following as “Severance Compensation”:

(i) An amount equal to 100% of Executive’s Base Salary in place at the time of the Triggering Event, without regard to applicable notice and cure periods (or Change of Control, in the case of a Triggering Event resulting from a material reduction in Executive’s Base Salary), payable as specified below; and

(ii) An amount equal to 100% of the target annual bonus that Executive would have been eligible to earn under the Company’s annual bonus plan for the bonus measurement period during which the Triggering Event (or Change of Control occurs, in the case of a Triggering Event resulting from a material reduction in the amount of bonus for which Executive is eligible) occurs, calculated on the basis of Executive’s target bonus for that year on the assumption that all performance targets will be achieved, payable as specified below.

(iii) An amount equal to (A) the monthly premium the Executive would be required to pay for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for the Executive and his eligible dependents who were covered under the Company’s health plans as of the Triggering Event (calculated by reference to the premium as of the Triggering Event), multiplied by (A) 12.

(b) Payment of the Severance Compensation is contingent upon: (i) Executive’s executing and delivering to the Company a release in favor of the Company in the form of Exhibit A to this Agreement (the “General Release”) and the General Release

becoming effective without timely revocation; and (ii) Executive’s satisfactorily performing his obligations under this Agreement, including, without limitation, the restrictive covenants pertaining to confidentiality, non-disclosure, non-solicitation, and non-competition, whether contained in this Agreement or any other agreement with the Company (the “Restrictive Covenants”). Specifically, if Executive has not satisfactorily performed all of his obligations under this Agreement or the foregoing Restrictive Covenants, then Executive will not be entitled to any Severance Compensation and the Company shall not pay the Severance Compensation; or, if such Severance Compensation has already been paid, Executive shall be required to reimburse the Company in the full amounts paid. Further, if the Executive has not executed and delivered the General Release by the date that is sixty (60) days after the Triggering Event (the “Required Release Date”), the Executive shall forfeit all rights to receive the Severance Compensation. Notwithstanding the foregoing, if Executive unintentionally and in good faith takes action which in the Company’s view constitutes a violation of the Restrictive Covenants (other than the Restrictive Covenants pertaining to confidentiality and non-disclosure) and promptly discontinues such action upon notice from the Company, then such action shall not entitle the Company to discontinue the Severance Compensation or require Executive to forfeit any previously paid Severance Compensation.

(c) Subject to Section 20, the Severance Compensation described in Sections 2(a)(i), 2(a)(ii) and 2(a)(iii) shall be paid in a lump sum within thirty (30) days following the Triggering Event (or, if later, ten (10) days after the Company’s receipt of the General Release and expiration of all revocation periods in the General Release (the “Release Effective Date”)).

(d) All Severance Compensation payments are subject to the usual taxes, payroll deductions and withholdings and shall be mailed to Executive’s last known residential address. It is Executive’s obligation to keep the Company informed as to any changes to such address.

(e) Executive shall not be entitled to any other salary, bonuses, employee benefits or other compensation after termination of his employment for reason other than a Triggering Event, except as otherwise specifically provided for under an Employment Agreement, the Company’s employee benefit plans or as otherwise expressly required by applicable law. Executive acknowledges and confirms that as of the date of this Agreement he is not a party to an employment agreement with the Company.

3. Restrictive Covenants. Executive acknowledges that in the course of his employment by the Company he will obtain knowledge of confidential information regarding the Company’s business and affairs, the Company has invested and will continue to invest substantial time and resources in the development, training and support of Executive, and he will develop relationships with its employees, customers, and suppliers. Accordingly, Executive covenants and agrees that:

(a) Non-Competition: Executive shall not compete with the Company at any time during employment with the Company and for twelve (12) months after Executive’s termination of employment or resignation. To “compete” means (i) to directly or indirectly establish or aid in establishing, or have effective control over any business competitive with the Company’s business; or (ii) to become associated with or render services as an employee, independent contractor, consultant or otherwise, to any person, firm, corporation or other entity engaged in any business competitive with the Company’s business. Mere ownership of less than one percent (1%) of the outstanding common stock of a corporation competitive with the Company’s business whose stock is traded on any major United States stock exchange or on the over-the-counter market shall not be considered as a violation of this Agreement. For purpose of this Section 3(a), “any business competitive with the Company’s business” shall mean a business that provides power distribution or power management solutions for military or commercial customers.

(b) Non-Solicitation: At all times during Executive’s employment and after Executive’s termination of employment or resignation, Executive shall keep all information about the Company’s customers confidential and secret and shall not disclose or use that information in any manner, either directly or indirectly, orally or in writing or otherwise, to any person, firm, corporation, or other entity. Furthermore, at all times during Executive’s employment and for twenty-four (24) months after the termination of Executive’s employment or Executive’s resignation, Executive shall not solicit the business of any of the persons, firms, corporations or other entities who are the Company’s customers, for or on behalf of Executive (if Executive is competing with the Company) or any person, firm, corporation or other entity that is in competition for the Company’s business. For purpose of this Section 3(b), “any business competitive with the Company’s business” shall mean a business that provides power distribution or power management solutions for military or commercial customers.

(c) Non-Inducement: At all times during Executive’s employment and for twenty-four (24) months after the termination of Executive’s employment or Executive’s resignation, the Executive shall not, directly or indirectly, induce or attempt to induce any present or former employee of the Company to gain or seek employment with any person or business.

(d) Non-Disclosure: At all times during Executive’s employment and after the termination of Executive’s employment or Executive’s resignation, Executive shall protect and guard the Company’s Confidential Information. Executive shall not at any time, directly or indirectly, disclose to any person, firm, corporation or other entity, or use for Executive’s own purposes any Confidential Information, regardless of how it is acquired, except as Executive’s use of the Confidential Information may be authorized by the Company; provided, however, that if Executive is required to disclose any Confidential Information by legal process, including a subpoena to testify or produce documents, Executive shall satisfy his obligations under this Section 3(d) by promptly giving notice to the Company of the demand for disclosure and cooperating with the Company to contest the disclosure (if the Company so elects) and obtain confidential treatment for any Confidential Information which is disclosed.

(e) Return Materials to Company: Upon termination of employment, Executive shall promptly deliver to the Company, without retaining any copies, all memoranda, diaries, notes, records, sketches, plans, specifications, or other documents or things containing Confidential Information developed or obtained by Executive.

(f) Inventions and Discoveries: Any and all inventions and discoveries, whether or not patentable, which Executive may conceive or make, either alone or in conjunction with others, during Executive’s employment and relating to the Company’s business shall be the exclusive property of the Company. Furthermore, Executive shall, upon the request of the Company and without further compensation or consideration, but at the expense of the Company, promptly execute and assign any and all applications, assignments and other instruments which the Company shall deem necessary in order to apply for and obtain letters patent of the United States and foreign countries for those inventions and discoveries, and in order to assign and convey to the Company or its nominee the sole and exclusive right, title and interest in and to those inventions, discoveries or any applications or patents upon them.

(g) Mutual Non-Disparagement: Executive agrees not to make any disparaging statements about the Company or its officers, agents or employees during Executive’s employment and after the termination of Executive’s employment or Executive’s resignation. The Company agrees not to permit any executive officer of the Company to make any disparaging statements about Executive after the termination of Executive’s employment or Executive’s resignation; provided, however, that it shall not be considered a breach of this section for (i) any executive officer of the Company to make disparaging statements to another executive officer about Executive and/or his performance in their capacity in operating the business, or (ii) the Company to make a factual statement regarding the circumstances of Executive’s departure if required by law or for a business purpose.

(h) Executive makes the preceding covenants in consideration for, and as a necessary condition of, Executive’s continued employment by the Company and the severance arrangements described in this Agreement. The preceding covenants are independent of any obligation of the Company to Executive, including any obligations of the Company to Executive under this Agreement or arising from any aspect of the employment relationship, and are not subject to any set-off, defense, deduction, or counterclaim based on any claim Executive might have against the Company. Executive stipulates that the duration and geographic scope of these restrictions are reasonable limitations necessary to protect the Company’s business interests, that the restrictions do not unduly oppress Executive’s occupational future or opportunities, and that Executive has been adequately compensated for these restrictions. The duration of the Executive’s obligations set forth in this Section 3 will be extended by any period of time during which Executive is in breach of the obligation.

(i) Each provision of the preceding covenants should be construed and interpreted so that it is valid and enforceable under applicable law. However, if a court of competent jurisdiction determines that the duration, geographical area, or proscribed activities of the restrictions under this Agreement would cause strict application of those restrictions to be invalid or unenforceable in a particular jurisdiction, the restrictions automatically will be reformed to shorten their duration, diminish their geographical area, or confine their proscribed activities to the extent necessary (but only to that extent) to make the restrictions valid and enforceable. The invalidity or unenforceability of any provision or clause of this Agreement shall not affect the continued validity or enforceability of any other provision or clause in this Agreement, and this Agreement shall be construed in all respects as if any invalid or unenforceable provision or clause was omitted.

(j) The provisions in this Section 3 and Section 4 shall survive the termination of this Agreement and the termination or cessation of Executive’s employment for any reason.

4. Remedy at Law Insufficient. Executive acknowledges that damages at law will be an insufficient remedy if Executive violates the terms of Section 3, and that the Company would suffer a decrease in value and irreparable damage as a result of such violation. Accordingly, on a violation of any of those covenants, the Company, without excluding or limiting any other available remedy, shall be entitled to the following remedies:

(a) Upon posting a bond of up to $10,000 and filing with a court of competent jurisdiction an appropriate pleading and affidavit specifying each obligation breached by Executive, automatic entry by a court having jurisdiction of an order granting an injunction or specific performance compelling Executive to comply with that obligation, without proof of monetary damage or an inadequate remedy at law; and

(b) The recovery from Executive of all profit, remuneration, or other consideration that Executive gains from breaching the covenant and all damages that the Company suffers as a result of the breach; and

The foregoing remedies are cumulative to all other remedies afforded by law or in equity, and the Company may exercise any such remedy concurrently, independently, or successively.

5. Employment Status. This Agreement does not constitute an employment agreement between the Company and Executive, but rather provides for the payment of severance compensation to Executive on the termination of his employment with the Company under the conditions described in this Agreement. This Agreement does not guarantee the continued employment of Executive by the Company or the payment of any other amount of compensation.

6. No Mitigation. Executive does not have any duty to seek or obtain other employment after the termination of Executive’s employment with the Company, whether voluntary or involuntary. Subject to the terms of this Agreement, the Company shall pay to Executive the Severance Compensation without reduction for any compensation that Executive earns or could earn from other employment.

7. Governing Law. This Agreement shall be subject to and construed in accordance with the laws of the State of Florida, without giving effect to its principles of conflict of laws.

8. Venue. Executive and the Company (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction over Hillsborough County, Florida, (b) stipulate that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement is Hillsborough County, Florida, and (c) waive any defense, whether asserted by a motion or pleading, that Hillsborough County, Florida, is an improper or inconvenient venue.

9. Assignability. This Agreement shall be binding upon and inure to the benefit of the Company, and may be assigned by the Company to any person or firm who may succeed to the majority of the assets of the Company. This Agreement shall not be assignable by Executive.

10. Notices. Any and all notices, designations, consents, offers, acceptance or any other communications provided for herein shall be given in writing and shall be deemed properly delivered if delivered in person or by registered or certified mail, return receipt requested, addressed in the case of the Company to its registered agent or in the case of Executive to his last known address.

11. Entire Agreement.

(a) This Agreement constitutes the entire agreement among the parties with respect to the payment of severance compensation upon the occurrence of certain events in connection with a Change of Control as defined herein and supersedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the subject matter hereof.

(b) This Agreement is not intended to supersede, terminate, alter, or modify any of Executive’s rights or obligations under any stock option, restricted stock or other equity program in which he participates; and Executive’s rights and obligations under any such programs shall continue to be governed only by the terms of those options, grants or programs.

(c) This Agreement is not intended to supersede, terminate, alter, or modify any provision in Executive’s Employment Agreement; provided however that this Agreement is intended to be mutually exclusive of the severance payment provisions found in any such Employment Agreement such that if Executive is entitled to severance compensation under such Employment Agreement, he shall not be entitled to receive severance payments under both this Agreement and such Employment Agreement. Rather, it is the parties’ intention that Executive shall be entitled to receive the greater of (i) the severance payments provided for under any such Employment Agreement, and (ii) the Severance Compensation under this Agreement.

(d) This Agreement may be executed in one or more counterparts, each of which shall be considered and original copy of this Agreement, but all of which together shall evidence only one agreement.

12. Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

13. Case and Gender. Wherever required by the context of this Agreement, the singular or plural case and the masculine, feminine and neuter genders shall be interchangeable.

14. Captions. The captions used in this Agreement are intended for descriptive and reference purposes only and are not intended to affect the meaning of any Section hereunder.

15. Arbitration. If any dispute arises between Executive and the Company with respect to this Agreement, either party may elect (but is not obligated) to submit the dispute to arbitration before a panel of arbitrators in accordance with the Florida Arbitration Code by giving the other party a notice of arbitration in accordance with Section 10 of this Agreement. If a party elects to arbitrate a dispute, arbitration will be the sole and exclusive method of resolving the dispute, the other party must arbitrate the dispute, and each party will be barred from filing a lawsuit concerning the subject matter of the arbitration, except to obtain an equitable remedy.

The arbitration panel will consist of one arbitrator, who will be a neutral arbitrator selected by the agreement of one arbitrator selected by the Company and a second selected by Executive, and the third neutral arbitrator selected by agreement of the first two arbitrators. Each party shall select an arbitrator and notify the other party of the selection within 15 days after the effective date of the notice of arbitration and the two arbitrators selected by the parties shall select the third arbitrator within 30 days after the effective date of the notice of arbitration. A party who fails to select an arbitrator within the prescribed 15-day period waives the right to have the two selected arbitrators select an arbitrator to arbitrate the dispute, and the arbitrator chosen by the other party will constitute the “arbitration panel” for purposes of this Agreement.

Every arbitrator must be independent (not a relative of Executive or an officer, director, employee, or shareholder of the Company, the Company or any subsidiary) without any economic or financial interest of any kind in the outcome of the arbitration. Each arbitrator’s conduct will be governed by the Code of Ethics for Arbitrators in Commercial Disputes (1986) that has been approved and recommended by the American Bar Association and the American Arbitration Association.

Within 120 days after the effective date of the notice of arbitration, the arbitrator who will arbitrate the dispute shall convene a hearing for the dispute to be held on such date and at such time and place in Tampa, Florida, as the arbitrator designates upon 60 days’ advance notice to Executive and the Company. The arbitrator shall render his or her decision within 30 days after the conclusion of the hearing. The decision of the arbitrator will be binding and conclusive as to Executive and the Company and, upon the pleading of either party, any court having jurisdiction may enter a judgment of any award rendered in the arbitration, which may include an award of damages. The arbitrator shall hear and decide the dispute based on the evidence produced, notwithstanding the failure or refusal to appear by a party who has been duly notified of the date, time, and place of the hearing.

16. No Jury Trial. EACH OF THE EXECUTIVE AND THE COMPANY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN EXECUTIVE AND THE COMPANY WITH RESPECT TO THIS AGREEMENT.

17. Prevailing Party’s Costs and Expenses. In any arbitration or legal proceeding arising out of this Agreement, the losing party shall reimburse the prevailing party, on demand, for all costs incurred by the prevailing party in enforcing, defending, or prosecuting any claim arising out of this Agreement, including all fees, costs, and expenses of agents, experts, attorneys, witnesses, arbitrators, and supersedes bonds, whether incurred before or after demand or commencement of legal or arbitration proceedings, and whether incurred pursuant to trial, appellate, mediation, arbitration, bankruptcy, administrative, or judgment-execution proceedings.

18. COBRA. If permitted by law, following a Triggering Event, the Executive will be entitled to elect COBRA continuation coverage for the Executive and his eligible dependents who were covered under the Company’s health plans as of the Triggering Event

19. Section 409A. This Agreement is intended to comply with the applicable requirements of Section 409A of the Code and shall be construed and interpreted in accordance therewith. Notwithstanding the preceding, the Company shall not be liable to Executive or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any payments under this Agreement are subject to taxes, penalties or interest as a result of failing to comply with Section 409A of the Code.

20. Delay of Payment. Notwithstanding any other provision of this Agreement, if Executive is a “specified employee” within the meaning of Section 409A of the Code, to the extent necessary to comply with Section 409A of the Code, no payments (which are not otherwise exempt) may be made hereunder before the date which is six months after Executive’s separation from service or, if earlier, his death. Any amounts which would have otherwise been required to be paid during such six months or, if earlier, until Executive’s death, shall be paid to Executive in one lump sum cash payment on the first payroll date after the date which is six months after Executive’s separation from service or, if earlier, after Executive’s death. Any other payments scheduled to be made under this Agreement shall be made and provided at the times otherwise designated in this Agreement disregarding the delay of payment for the payments described in this Section 20. Additionally, notwithstanding any other provision of this Agreement, Executive will only be entitled to receive payment on termination of his employment when the termination of employment qualifies as a “separation from service” within the meaning of Section 409A of the Code.

21. Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, subject to Section 3(i), such provision shall be severed from the rest of this Agreement and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

(signature page follows)

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and Executive has hereunto set his hand and seal on the day and year first above written.

TECHNOLOGY RESEARCH CORPORATION

By:
Name:
Title:

EXECUTIVE

Name:

Exhibit A

GENERAL RELEASE

FOR VALUE RECEIVED, the undersigned (“Executive”), for himself and his heirs, successors, and assigns, and anyone claiming by or through them (collectively, the “Releasing Parties”), irrevocably and unconditionally releases, waives, and forever discharges TECHNOLOGY RESEARCH CORPORATION, its parent, subsidiaries and affiliates, and each of their respective directors, agents, attorneys, present and former employees, partners, investors, shareholders, insurers, predecessors, successors, assigns, and representatives (the “Released Parties”), from any and all actual or potential claims, complaints, liabilities, obligations, promises, actions, causes of action, liabilities, agreements, damages, costs, debts, and expenses of any kind, whether known or unknown, that the Releasing Parties have ever had or now have from the beginning of time through the date Executive executes this release (collectively, the “Released Claims”). Without limitation, the Released Claims include all claims arising out of, related to or connected with Executive’s employment, the termination of his employment, or the payment of wages, salary, or any other benefit Executive received or claims he should have received in connection with his employment; all claims under Title VII of the Civil Rights Act of 1964, as amended; (42 U.S. C. § 2000e, et seq.); the Civil Rights Acts of 1866, 1871 and 1991, all as amended; 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, as amended (29 U.S.C. § 2601, et seq.); the Americans With Disabilities Act, as amended (42 U.S.C. § 12101, et seq.); the Rehabilitation Act of 1973, as amended (29 U.S.C. § 793-94); the Fair Labor Standards Act, as amended (29 U.S.C. § 201, et. seq.); the Equal Pay Act of 1963, as amended (29 U.S.C. § 206); the Employee Retirement Income Security Act, as amended (29 U.S.C. § 1001, et seq.); the Consolidated Omnibus Budget Reconciliation Act of 1985 (29 U.S.C. § 1161, et seq.); the Age Discrimination in Employment Act (29 U.S.C. § 621 et seq.); the Older Workers Benefit Protection Act of 1990 (29 U.S.C. § 623); the National Labor Relations Act (NLRA); the Occupational Safety and Health Act (OSHA); and any other federal or state whistle-blower statute or regulation; Chapter 760 of the Florida Civil Rights Act of 1992, as amended; any provision of Chapters 250, 440, 443, 447, 448, and 760 of Florida Statutes; the Florida General Labor Regulations, as amended; any other state law, rule or regulation of any other state; any local ordinance; workers’ compensation statutes; unemployment compensation laws; and any other federal, state or local statute, rule, regulation or ordinance; or any other actual or quasi-contract, including but not limited to, salary payments, bonus payments, benefits, stock, or stock options; common law claims, including but not limited to claims of intentional or negligent infliction of emotional distress, negligent hiring, retention, training or supervision, defamation, invasion of privacy, breach of a covenant of good faith and fair dealing, breach of fiduciary duty, breach of express or implied contract, promissory estoppel, negligence or wrongful termination of employment; any claims for or to past or future unpaid salary, commissions, bonuses, incentive payments, expense reimbursements, health care benefits, life insurance, disability insurance and any other income or benefits the Releasing Parties received or claim they should receive; and all other claims of any kind, including but not limited to any claims for attorneys’ fees.

The Executive covenants not to sue any Released Party for any Released Claim. The Executive warrants that none of the Releasing Parties has filed any complaint, claim or charge against a Released Party with any local, state or federal agency or court. The Executive agrees that, if any such agency or court assumes the prosecution or jurisdiction of any complaint or charge against a Released Party, the Releasing Parties will immediately dismiss the complaint or charge and/or will immediately request such agency or court to dismiss and withdraw from the matter, and the Releasing Parties will not support the effort of anyone else or any entity that might file an action against a Released Party. In the event the Releasing Parties fail or refuse to undertake these obligations, the Releasing Parties agree that this release shall operate to effectuate his/their dismissal or withdrawal of such complaint, charge or claim and that the Releasing Parties will forward to the Released Party any monies the Releasing Parties receive from such complaint, charge or claim.

The Executive represents and warrants to the Released Parties that the Releasing Parties have not assigned or otherwise transferred any interest in any Released Claim. The Executive covenants that the Releasing Parties shall not commence, join in, or in any manner seek relief through any suit arising out of, based upon, or relating to any Released Claim.

If any provision of this release is held invalid, unenforceable or void to any extent by a court of competent jurisdiction, the provision shall be modified, if possible, by reducing its duration and scope to allow enforcement of the maximum permissible duration and scope.

The Executive hereby agrees to indemnify, defend and hold the Released Parties harmless against and with respect to and shall reimburse any Released Party on demand for any and all losses, liabilities, damages, claims and expenses, including, without limitation, reasonable attorneys’ fees, arising from any claim described in this release, which was initiated by the Executive, or which the Executive refused to dismiss after receiving written demand to do so.

Date: , 20
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Witnessess:

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